UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 23, 2015

(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 1150, Mill Valley, California 94941

(Address of principal executive offices, including zip code)

(415) 965-8030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Compensation of Board of Directors

As previously disclosed in the Form 8-K filed by Four Corners Property Trust, Inc. (the “Company”) on November 10, 2015, in connection with the completion of the spin off of select real estate and restaurant assets of Darden Restaurants, Inc. into the Company (the “Spin-Off”), on November 9, 2015, Douglas B. Hansen, Jr., John Moody and Marran H. Ogilvie were appointed directors of the Company. On December 23, 2015, the Board of Directors (the “Board”) of the Company approved the compensation terms for the non-employee directors, Mr. Hansen, Mr. Moody, Ms. Ogilvie and Mr. Paul E. Szurek.

The Board-approved director compensation policy provides that each non-employee director will receive (i) a base annual cash retainer of $50,000 and (ii) an annual award of $65,000 in restricted stock units (“RSUs”) of the Company, which will vest quarterly over a one-year period. Each non-employee director will receive an award of dividend equivalent rights (“DERs”) with respect to each RSU granted to the director for all dividends and distributions in cash, shares of the Company’s common stock or other property which are paid on one share of the Company’s common stock, and all such DERs will be deemed to be reinvested in additional RSUs as of the payment date for such dividend or distribution. Each additional RSU that results from such deemed reinvestment of DERs will be subject to the same terms and conditions (including vesting) as the underlying RSU. Each non-employee director may (but is not required to) elect to defer the receipt of shares of the Company’s common stock that would otherwise be payable upon vesting of the RSU, including annual RSU awards and any additional RSUs received as a result of the deemed reinvestment of DERs, in accordance with procedures as may be established by the Compensation Committee of the Board (the “Compensation Committee”).

Under the director compensation policy, the non-executive board chair or lead independent director, if appointed, will receive an additional cash retainer of $25,000, payable in quarterly installments, in arrears, and an annual award of $25,000 in RSUs, which will vest quarterly over a one-year period. The chairpersons of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Investment Committee of the Board will receive additional annual cash retainers as follows: $15,000 to the Chairperson of the Audit Committee; $10,000 to the Chairperson of the Compensation Committee; and $7,500 to the Chairperson of the Nominating and Governance Committee and the Investment Committee, each payable in quarterly installments, in arrears. Non-employee directors may elect to receive all or a portion of any annual cash retainer (including cash retainers for service as chair of any committee or for service as non-executive board chair or lead independent director) in fully vested RSUs instead. Each non-employee director will receive an award of DERs with respect to each such RSU granted to the director in lieu of his or her annual cash retainer. Each non-employee director may (but is not required to) elect to defer the receipt of shares of the Company’s common stock that would otherwise be payable upon vesting of any such RSUs in accordance with procedures as may be established by the Compensation Committee. The Company will also reimburse each of the directors for his or her out-of-pocket expenses incurred in connection with the performance of Board duties. Each new member of the Board, upon being appointed to the Board, shall receive an award of RSUs prorated to the annual grant date of the director awards.

In connection with their appointment to the Board and in accordance with the director compensation policy, the Compensation Committee approved on December 23, 2015 grants of 2,778 RSUs to each of the non-employee directors and a grant of 1,068 RSUs to Mr. Moody as Chairman of the Board of Directors (the “Director Awards”). The Director Awards were pursuant to the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (the “Plan”) and the terms were set forth in a Restricted Stock Unit Award Agreement for Non-Employee Directors entered into between the Company and each of the non-employee directors.

The foregoing description is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement for Non-Employee Directors, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

(e) Executive Compensation

The Compensation Committee, and the independent directors of the Board with respect to Mr. William H. Lenehan only, approved on December 23, 2015 grants of 31,538 RSUs to Mr. Lenehan, 8,976 RSUs to Mr. Gerald R. Morgan and 4,852 RSUs to Mr. James L. Brat (the “Officer Awards”). The Officer Awards were granted pursuant to the terms of the offer letters between the Company and each executive officer and made in connection with each officer’s efforts through the completion of the Spin-Off. The number of RSUs awarded was determined by dividing the value of the award of RSUs set forth in the offer letter to each of the executives, being $650,000 for Mr. Lenehan, $185,000 for Mr. Morgan and $100,000 for Mr. Brat, by the average closing price of the Company’s common stock during the five consecutive trading day period beginning on November 10, 2015, the date that the Company’s common stock began trading on the New York Stock Exchange. The Officer Awards were made pursuant to the Plan and the terms were set forth in a Restricted Stock Unit Award Agreement entered into between the Company and each of Messrs. Lenehan, Morgan and Brat.

Each Officer Award will fully vest on the third anniversary of the grant date, subject to the executive’s continued employment on the vesting date. In addition, the RSUs will become fully vested if (i) within two years after a “change in control” (as defined in the Plan), the Company terminates the executive’s employment for any reason other than “cause” (as defined in the Plan), death or “disability” (as defined in the Restricted Stock Unit Agreement), or the executive terminates his employment for “good reason” (as defined in the Restricted Stock Unit Agreement), or (ii) the executive dies or becomes disabled prior to vesting.

The foregoing description is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.

Amendment to Omnibus Incentive Plan

On December 23, 2015, the Compensation Committee approved the amendment of the Plan to change the governing law of the Plan from Florida to Maryland, the jurisdiction of incorporation of the Company.

The foregoing description is qualified in its entirety by reference to Amendment No. 1 to the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

10.2	Form of FY 2015 Restricted Stock Unit Award Agreement (for Officers)

10.3	Amendment No. 1 to the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ William H. Lenehan
William H. Lenehan Chief Executive Officer

Date: December 24, 2015

EXHIBIT LIST

Exhibit No.	Exhibit Description

10.1	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

10.2	Form of FY 2015 Restricted Stock Unit Award Agreement (for Officers)

10.3	Amendment No. 1 to the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan